CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Insurance Trust of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 27, 2022

Appendix A

Columbia Funds Variable Insurance Trust	Report Date
Columbia Variable Portfolio—Small Company Growth Fund	2/22/2022
Columbia Variable Portfolio—Small Cap Value Fund	2/22/2022
Columbia Variable Portfolio—Contrarian Core Fund	2/18/2022
Columbia Variable Portfolio—Long Government/Credit Bond Fund	2/18/2022
Columbia Variable Portfolio—Strategic Income Fund	2/22/2022
Variable Portfolio—U.S. Flexible Growth Fund	2/18/2022
Variable Portfolio—U.S. Flexible Moderate Growth Fund	2/18/2022
Variable Portfolio—U.S. Flexible Conservative Growth Fund	2/18/2022
Variable Portfolio—Managed Volatility Conservative Growth Fund	2/18/2022
Variable Portfolio—Managed Volatility Growth Fund	2/18/2022
Variable Portfolio—Managed Volatility Conservative Fund	2/18/2022
Variable Portfolio—Managed Risk Fund	2/18/2022
Variable Portfolio—Managed Risk U.S. Fund	2/18/2022